Exhibit 99.1

Nuvve Provided Third Quarter 2021
Financial Update
Investor Conference Call to be Held Today at 11:00 AM Eastern Time (8:00 AM PT)

SAN DIEGO, November 11, 2021 /PRNewswire/— Nuvve Holding Corp. (Nuvve) (Nasdaq: NVVE), a global cleantech company electrifying the planet at the intersection of energy and transportation through its intelligent energy platform, today provided a third quarter 2021 update.
 Third Quarter Highlights and Recent Developments

•Completed transaction to create Levo Mobility LLC (Levo), a sustainable infrastructure joint venture with Stonepeak Partners LP and Stonepeak portfolio company, Evolve Transition Infrastructure LP (NYSE American: SNMP)

•Advanced partnership with Blue Bird to install up to 200 charging stations for up to 400 buses in delivery facility in Georgia, creating first of many V2G hubs

•Earned competitively awarded contract with Sourcewell, a cooperative purchasing organization, to provide Nuvve’s intelligent energy platform to government, education and nonprofit entities

•Announced first-of-its-kind V2G partnership in Iberia with Wallbox designed to reduce mounting pressure on the grid and offer users significant financial incentives

•Achieved 5.5 megawatts under management during the quarter, increasing total megawatts under management to 12.4 as of September 30, 2021

•On Friday, November 5, 2021, the U.S. House of Representatives passed a $1.2 trillion bipartisan infrastructure bill, setting aside $7.5 billion to create a nationwide network of EV charging stations and expedite the adoption of electric cars this decade; $7.5 billion for electric buses; and $65 billion to fund an investment in clean energy and renewables for the nation’s electricity grid, and promises to create a more resilient system. These are all markets Nuvve is poised to leverage.

•Cash and cash equivalents of $40.7 million, as of September 30, 2021

Management Discussion

Gregory Poilasne, chairman and chief executive officer of Nuvve, said, "We are excited about the significant progress we are making executing on our mission to accelerate the electrification of transportation through our proprietary V2G technology and services. We are accelerating momentum across our business as we continue to expand our partnerships and secure key customer contracts. While adoption will take time, our backlog, pipeline, and megawatts under management are robust and growing, which is a strong indication of our future revenue. With the $1.2 trillion bipartisan infrastructure bill passing, we believe there is tremendous opportunity ahead of us and that we are well positioned to be a leader in the EV transformation. We look forward to driving significant value for our customers, partners, and shareholders while supporting a more sustainable future.”

2021 Third Quarter Financial Review
Total revenue was $1.2 million for the three months ended September 30, 2021, compared to $1.3 million for the three months ended September 30, 2020, a decrease of $0.2 million, or 13.3%. The decrease is attributed to $0.3 million decrease in grants revenue.
Cost of product and service revenues primarily consisted of the cost of charging station goods sold. Cost of product and service revenues for the three months ended September 30, 2021, increased by $0.4 million, primarily due to the sales of charging stations in the United States, with no similar activity in the comparable period. Product and services margin decreased by 50.8% to 43.2% from 94.1% compared to the same prior year period mostly due to a higher mix of hardware charging stations sales and a lower mix of engineering services in the current quarter.
Selling, general and administrative expenses consist of selling, marketing, advertising, payroll, administrative, finance, and professional expenses. Selling, general and administrative expenses were $6.6 million for the three months ended September 30, 2021, as compared to $1.4 million for the three months ended September 30, 2020, an increase of $5.2 million, or 383.0%. $0.5 million of the increase in selling, general and administrative expenses represent Levo's expenses resulting from the consolidation of Levo's activities beginning in the third quarter 2021.The increase was primarily attributable to an increase in compensation expenses, including share-based compensation, non-recurring severance costs related to departures of former employees, and professional fees and governance costs associated with the completion of the Business Combination and the Company becoming a recapitalized publicly traded company in March 2021.
Research and development expenses increased by $0.9 million, or 110.5%, from $0.8 million for the three months ended September 30, 2020 to $1.6 million for the three months ended September 30, 2021. The increase was primarily attributable to an increase in compensation expenses and subcontractor expenses used to advance the Company's platform functionality and integration with more vehicles.
Other income (expense) increased by $0.4 million of income, from $0.05 million of other income for the three months ended September 30, 2020, to $0.5 million in other income for the three months ended September 30, 2021. The increase during the three months ended September 30, 2021, was primarily attributable to the interest expense on the convertible debenture, and the change in fair value of the private warrants liability, partially offset by the gains on the forgiveness write-off of the Payroll Protection Program loan.
Net loss includes the net loss attributable to Stonepeak and Evolve, the holders of non-controlling interests in Levo, on our condensed consolidated statements of operations. We began consolidating the results of operations of Levo during the quarter ended September 30, 2021.
Net loss increased by $6.2 million, or 790.8%, from $0.8 million for the three months ended September 30, 2020, to $7.0 million for the three months ended September 30, 2021. The increase in net loss was primarily due to increase in expenses of $6.6 million and increase in other expense of $0.4 million for the aforementioned reasons.
Net Loss Attributable to Non-Controlling Interest
Net loss attributable to non-controlling interest was $0.1 million for the three months ended September 30, 2021.
Net loss is allocated to non-controlling interests in proportion to the relative ownership interests of the holders of non-controlling interests in Levo, an entity formed by us with Stonepeak and Evolve. We own 51% of Levo's common units and Stonepeak and Evolve own 49% of Levo's common units. We have determined that Levo is a variable interest entities in which we are the primary beneficiary. Accordingly, we consolidated Levo and recorded a non-controlling interest for the share of the entity owned by Stonepeak and Evolve during the three months ended September 30, 2021.

During the three months ended March 31, 2021, Nuvve raised net proceeds of $62.0 million from the business combination and PIPE (Private Investment in Public Equity) offering. As of September 30, 2021, Nuvve had a cash balance of $40.7 million.

Conference Call Details
The Company will hold a conference call to review its financial results for the third quarter of 2021, along with other company developments at 11:00 AM Eastern Time (8:00 AM PT) on Thursday, November 11, 2021.
To participate in this call, please dial (877) 407-3982 or (201) 493-6780, or listen via a live webcast, which is available in the Investors section of the Company's website at https://nuvve.com/investors.
A replay of the call will be available by visiting https://nuvve.com/investors/ for the next 90 days or by calling (844) 512-2921 or (412) 317-6671, confirmation code 13724986.
About Nuvve Holding Corp.

Nuvve Holding Corp. (Nasdaq: NVVE) is leading the electrification of the planet, beginning with transportation, through its intelligent energy platform. Combining the world’s most advanced vehicle-to-grid (V2G) technology and an ecosystem of electrification partners, Nuvve dynamically manages power among electric vehicle (EV) batteries and the grid to deliver new value to EV owners, accelerate the adoption of EVs, and support the world’s transition to clean energy. By transforming EVs into mobile energy storage assets and networking battery capacity to support shifting energy needs, Nuvve is making the grid more resilient, enhancing sustainable transportation, and supporting energy equity in an electrified world. Since its founding in 2010, Nuvve has successfully deployed V2G on five continents and offers turnkey electrification solutions for fleets of all types. Nuvve is headquartered in San Diego, California, and can be found online at nuvve.com.

Nuvve and associated logos are among the trademarks of Nuvve and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.
Forward Looking Statements
The information in this press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding Nuvve and Nuvve's strategy, future operations, estimated and projected financial performance, prospects, plans and objectives are forward-looking statements. When used in this press release, the words "could," "should," "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "project," the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Nuvve disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Nuvve cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Nuvve. In addition, Nuvve cautions you that the forward-looking statements contained in this press release are subject to the following factors: (i) risks related to the rollout of Nuvve's business and the timing of expected business milestones; (ii) Nuvve's dependence on widespread acceptance and adoption of electric vehicles and increased installation of charging stations; (iii) Nuvve's ability to maintain effective internal controls over financial reporting, including the remediation of identified material weaknesses in internal control over financial reporting relating to segregation of duties with respect to, and access controls to, its financial record keeping system, and Nuvve's accounting staffing levels; (iv) Nuvve's current dependence on sales of charging stations for most of its revenues; (v) any impact of the analysis of the accounting and reporting of warrants related to the extension of filing the Form 10-Q for the first quarter; (vi) overall demand for electric vehicle charging and the potential for reduced demand if governmental rebates, tax credits and other financial incentives are reduced, modified or eliminated or governmental mandates to increase the use of electric vehicles or decrease the use of vehicles powered by fossil fuels, either directly or indirectly through mandated limits on carbon emissions, are reduced, modified or eliminated; (vii) potential adverse effects on Nuvve's backlog, revenue and gross margins if customers increasingly claim clean energy credits and, as a result, they are no longer available to be claimed by Nuvve; (viii) the effects of competition on Nuvve's future business; (ix) risks related to Nuvve's dependence on its intellectual property and the risk that Nuvve's technology could have undetected defects or errors; (x) the risk that we conduct a portion of our operations through a joint venture exposes us to risks and uncertainties, many of which are outside of our control; (xi) that our joint venture with Levo Mobility LLC may fail to generate the expected financial results, and the return may be insufficient to justify our investment of effort and/or funds; (xii) changes in applicable laws or regulations; (xiii) the COVID-19 pandemic and its effect directly on Nuvve and the economy generally; (xiv) risks related to disruption of management time from ongoing business operations due to our joint ventures; (xv) risks relating to privacy and data protection laws, privacy or data breaches, or the loss of data; (xvi) the possibility that Nuvve may be adversely affected by other economic, business, and/or competitive factors; and (xvii) risks related to the benefits expected from the $1.2 trillion dollar infrastructure bill passed by the U.S. House of Representatives (H.R. 3684). Should one or more of the risks or uncertainties described in this press release materialize or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. Additional information concerning these and other factors that may impact the operations and projections discussed herein can be found in the Registration Statement on Form S-1 filed by Nuvve with the Securities and Exchange Commission ("SEC") on March 25, 2021, and in the other reports that Nuvve has, and will file from time to time with the SEC. Nuvve's SEC filings are available publicly on the SEC's website at www.sec.gov.

Use of Projections
This press release contains projected financial information with respect to Nuvve. Such projected financial information constitutes forward-looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties. See "Forward-Looking Statements" above. Actual results may differ materially from the results contemplated by the financial forecast information contained in this press release, and the inclusion of such information in this press release should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved.
Trademarks
This press release contains trademarks, service marks, trade names and copyrights of Nuvve and other companies, which are the property of their respective owners.
Nuvve Investor Contact

ICR Inc.
nuvve@icrinc.com
+1 (646) 200-8872

FINANCIAL TABLES FOLLOW
 NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets
Cash	$40,735,312	$2,275,895
Restricted cash	380,000	—
Accounts receivable	1,099,185	999,897
Inventories	6,179,175	1,052,478
Security deposit, current	—	20,427
Prepaid expenses and other current assets	1,485,229	416,985
Total Current Assets	49,878,901	4,765,682
Property and equipment, net	95,425	95,231
Intangible assets, net	1,515,936	1,620,514
Investment	670,951	670,951
Deferred financing costs	46,505,225	—
Financing receivables	125,000	—
Security deposit, long-term	3,057	3,057
Total Assets	$98,794,495	$7,155,435

Liabilities, Mezzanine Equity and Stockholders’ (Deficit) Equity
Current Liabilities
Accounts payable	$2,718,326	$2,960,249
Accrued expenses	2,974,820	585,396
Deferred revenue	262,939	196,446
Debt	—	4,294,054
Other liabilities	7,770	—
Total Current Liabilities	5,963,855	8,036,145

Warrants liability	626,000	—
Derivative liability - non-controlling redeemable preferred shares	509,785	—
Other long-term liabilities	20,561	—
Total Liabilities	7,120,201	8,036,145

Commitments and Contingencies
Mezzanine equity
Redeemable non-controlling interests, preferred shares, zero par value, 1,000,000 shares authorized, 3,138 shares issue and outstanding; aggregate liquidation preference of $3,177,096 at September 30, 2021	2,723,960	—
Stockholders’ (Deficit) Equity
Convertible preferred stock, $0.0001 par value, zero and 30,000,000 shares authorized; zero and 16,789,088 shares issued and outstanding; aggregate liquidation preference of $0 and $12,156,676 at September 30, 2021 and December 31, 2020, respectively	—	1,679
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; zero shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.0001 par value, 100,000,000 and 30,000,000 shares authorized; 18,634,537 and 9,122,996 shares issued and outstanding at September 30, 2021 and December 31, 2020, respectively	1,865	2,616
Additional paid-in capital	127,992,794	19,650,659
Accumulated other comprehensive income (loss)	69,941	(77,841)
Accumulated deficit	(38,844,294)	(20,457,823)
Nuvve Stockholders’ Equity (Deficit)	89,220,306	(880,710)
Non-controlling interests	(269,972)	—
Total Stockholders’ Equity (Deficit)	88,950,334	(880,710)
Total Liabilities, Mezzanine equity and Stockholders’ Equity (Deficit)	$98,794,495	$7,155,435

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue
Products and services	$682,900	$541,349	$1,761,319	$901,395
Grants	480,104	799,561	1,182,047	1,847,988
Total revenue	1,163,004	1,340,910	2,943,366	2,749,383
Operating expenses
Cost of product and service revenue	387,582	32,125	877,468	65,329
Selling, general, and administrative	6,599,490	1,366,472	16,352,021	3,083,892
Research and development	1,622,608	770,696	4,574,803	1,977,781
Total operating expenses	8,609,680	2,169,293	21,804,292	5,127,002

Operating loss	(7,446,676)	(828,383)	(18,860,926)	(2,377,619)
Other income (expense)
Interest income (expense)	3,220	(48,457)	(592,345)	(55,787)
Deferred financing costs	—	—	—	—
Change in fair value of conversion option on convertible notes	—	19,000	—	19,000
Change in fair value of warrants liability	557,000	—	627,228	—
Change in fair value of derivative liability	(12,179)	—	(12,179)	—
Other, net	(69,647)	75,590	321,914	81,246
Total other (expense) income, net	478,394	46,133	344,618	44,459
Loss before taxes	(6,968,282)	(782,250)	(18,516,308)	(2,333,160)
Income tax (benefit) expense	—	—	1,000	1,000
Net loss	$(6,968,282)	$(782,250)	$(18,517,308)	$(2,334,160)
Less: Net loss attributable to non-controlling interests	(130,837)	—	(130,837)	—
Net loss attributable to Nuvve Holding Corp.	$(6,837,445)	$(782,250)	$(18,386,471)	$(2,334,160)
Less: Preferred dividends on redeemable non-controlling interests	39,096	—	39,096	—
Less: Accretion on redeemable non-controlling interests preferred shares	100,039	—	100,039	—
Net loss attributable to Nuvve common stockholders	$(6,976,580)	$(782,250)	$(18,525,606)	$(2,334,160)

Net loss per share attributable to Nuvve common stockholders, basic and diluted	$(0.37)	$(0.09)	$(1.16)	$(0.27)

Weighted-average shares used in computing net loss per share attributable to Nuvve common stockholders, basic and diluted	18,627,978	8,778,916	15,931,466	8,778,916

  NUVVE HOLDING CORP AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net loss	$(6,968,282)	$(782,250)	$(18,517,308)	$(2,334,160)
Other comprehensive (loss) income, net of taxes
Foreign currency translation adjustments, net of taxes	51,179	(83,704)	147,782	(95,113)
Total Comprehensive loss	$(6,917,103)	$(865,954)	$(18,369,526)	$(2,429,273)
Less: Comprehensive loss attributable to non-controlling interests	(130,837)	—	(130,837)	—
Comprehensive loss attributable to Nuvve Holding Corp.	$(6,786,266)	$(865,954)	$(18,238,689)	$(2,429,273)
Less: Preferred dividends on redeemable non-controlling interests	(39,096)	—	(39,096)	—
Less: Accretion on redeemable non-controlling interests preferred shares	(100,039)	—	(100,039)	—
Comprehensive loss attributable to Nuvve common stockholders	$(6,647,131)	$(865,954)	$(18,099,554)	$(2,429,273)

  NUVVE HOLDING CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities
Net loss	$(18,517,308)	$(2,334,160)
Adjustments to reconcile to net loss to net cash used in operating activities
Depreciation and amortization	122,352	123,607
Share-based compensation	2,690,081	115,068
Beneficial conversion feature on convertible debenture	427,796	(19,000)
Accretion of discount on convertible debenture	116,147	43,385
Change in fair value of warrants liability	(627,228)	—
Loss on disposal of asset	1,349	—
Gain on extinguishment of PPP Loan	(492,100)	—
Noncash lease expense	2,141	—
Change in operating assets and liabilities
Accounts receivable	(99,963)	76,948
Inventory	(5,126,698)	32,266
Prepaid expenses and other assets	(4,062,202)	(93,332)
Accounts payable	(240,200)	427,332
Accrued expenses	2,260,833	137,983
Deferred revenue	66,493	220,662
Net cash used in operating activities	(23,478,507)	(1,269,241)
Investing activities
Proceeds from sale of property and equipment	7,784	—
Purchase of property and equipment	—	(22,504)
Net cash provided (used) in investing activities	7,784	(22,504)
Financing activities
Proceeds from issuance of convertible notes	—	496,500
Proceeds from Newborn Escrow Account	58,184,461	—
Redemption of Newborn shares	(18,629)	—
Issuance costs related to reverse recapitalization and PIPE offering	(3,970,657)	—
Proceeds from PIPE offering	14,250,000	—
Repayment of Newborn sponsor loans	(487,500)	—
Repurchase of common stock from EDF	(6,000,000)	—
Newborn cash acquired	50,206	—
Purchase of stock from investor	(2,000,000)	—
Payment of financing costs	(1,000,000)	—
Payment of finance lease Obligations	(4,613)	—
Proceeds from PPP/EIDL Loan	—	642,000
Proceeds from exercise of stock options	18,325	—
Issuance of Common Stock	—	(3)
Issuance of Preferred Stock	3,138,000	—
Repayment proceeds from shareholder loan	—	(75,000)
Proceeds from shareholder loan	—	75,000
Net cash provided by financing activities	62,159,593	1,138,497
Effect of exchange rate on cash	150,547	(95,399)
Net increase (decrease) in cash and restricted cash	38,839,417	(248,647)
Cash and restricted cash at beginning of year	2,275,895	326,703
Cash and restricted cash at end of period	$41,115,312	$78,056
Supplemental Disclosure of Noncash Financing Activity
Conversion of preferred stock to common stock	$1,679	$—
Conversion of debenture and accrued interest to common shares	$3,999,435	$—
Conversion of shares due to reverse recapitalization	$3,383	$—
Issuance of common stock for merger success fee	$2,085,299	$—
Non-cash merger transaction costs	$2,085,299	$—
Accrued transaction costs related to reverse recapitalization	$189,434	$—
Issuance of private warrants	$1,253,228	$—
Forgiveness of PPP Loan	$492,100	$—
Issuance of Stonepeak and Evolve warrants	$30,234,000	$—
Issuance of Stonepeak and Evolve options	$12,584,000	$—